EXHIBIT 99.1
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         CHESAPEAKE ENERGY CORPORATION ANNOUNCES 2004 FOURTH QUARTER AND
               FULL YEAR EARNINGS RELEASE DATE AND CONFERENCE CALL


OKLAHOMA CITY, OKLAHOMA, JANUARY 28, 2005 - Chesapeake Energy Corporation (NYSE:CHK) has scheduled its 2004 fourth quarter and full year earnings release to be issued after the close of trading on the New York Stock Exchange on Tuesday, February 22, 2005.

A conference call is scheduled for Wednesday morning, February 23, 2005 at 9:00 am EST to discuss the release. The telephone number to access the conference call is 913.981.5520. We encourage those who would like to participate in the call to place your calls between 8:50 and 9:00 am EST.

For those unable to participate in the conference call, a replay will be available for audio playback at 12:00 pm EST on Wednesday, February 23, 2005 and will run through midnight Tuesday, March 8, 2005. The number to access the conference call replay is 719.457.0820; passcode for the replay is 9640052.

The conference call will also be simulcast live on the Internet and can be accessed by going directly to the Chesapeake website at WWW.CHKENERGY.COM and selecting "Conference Calls" under the "Investor Relations" section. The webcast of the conference call will be available on our website indefinitely.


CHESAPEAKE ENERGY CORPORATION IS THE SIXTH LARGEST INDEPENDENT PRODUCER OF NATURAL GAS IN THE U.S. HEADQUARTERED IN OKLAHOMA CITY, THE COMPANY'S OPERATIONS ARE FOCUSED ON EXPLORATORY AND DEVELOPMENTAL DRILLING AND PRODUCING PROPERTY ACQUISITIONS IN THE MID-CONTINENT, PERMIAN BASIN, SOUTH TEXAS, TEXAS GULF COAST AND ARK-LA-TEX REGIONS OF THE UNITED STATES. THE COMPANY'S INTERNET ADDRESS IS WWW.CHKENERGY.COM.